EXHIBIT 10.4

Confidentiality Treatment has been requested as to certain redacted information in this agreement. Redacted information has been noted as (***)

September 14, 2012

Rudford Hamon
ID Perfumes
1250 E. Hallandale Beach Blvd. STE#402
Hallandale Beach, FL 33009
Via E-mail: rudford@giganticparfums.com

Dear Rudford,

Re: Warehousing & Distribution Agreement Terms Proposal —Revised 9.14.12 Business assumptions estimate annual sales potential of (***)

1. Order Fulfillment: Wholesale — (Domestic / International — Loose / Full Case) (1)

Individual Shipping Orders	Gross Sales (***)
Individual Order Min. Charge	$(***)

All shipments are FOB South Brunswick or prepaid by the Customer.

Shipping containers, specialty packaging, pallet corner protectors, strapping, and taping, pallet bonnets, and pallets are additional costs. Normal stretch wrapping to secure cartons to pallet for shipment is included in above percentage of sales.

Service percentages are based on actual invoice dollar amount and will be taken against retail less applicable discount but before deductions and allowances.

Order fulfillment is defined as pick / pack both loose and full case pack shipments. All standard shipping materials are included with the exception of shipping cartons. Average order turnaround processing for carrier notification of pick-up is three business days for domestic and five business days for international. International orders that require additional handling such as coding will require an additional three business days.

2. Order Fulfillment: E-Commerce Sales / Catalog Sales- (***) 0 per order. (Not selected at this time)

This includes the acceptance of an automated electronic order file that will be loaded into Suite-K's computer system. Simple tile modifications will be included. Major programming changes / requirements will be quoted upon discovery. Suggested file layouts will he provided upon acceptance of this proposal. The order fulfillment charge does not include the cost of shippers and / or freight.

3. No Charge Orders: Retail / Wholesale-	$ .(***)
Pallet Transfers-	$(***)t

Individual Pick / Case Pack Orders with no dollar value will be billed at $(***) per carton with a minimum of $(***) per order. Any no-charge materials shipped within the individual retail chargeable orders, the percentage billing from #1 above will prevail. Transfers of large volumes or wholesale orders will be billed at (***) per pallet plus a $(***)0 flat fee for pallet processing.

4. Order Fulfillment Monthly Minimum Charge:Waived at this time

Suite-K will invoice a monthly minimum for maintaining "specified” service level order fulfillment services. Any overages for order fulfillment services will be billed at the end of the month.

5. Warehouse Storage Charges:	$(***)

Normal pallet storage will be included with the exception of pallet storage with no-movement in excess of 6 months. Each month, pallet storage capacities will be reviewed and reported to the Client.

6. Container Receiving Charges: (Floor Loaded)	$(***) per container (40')
$(***) per container (20')

It is expected that all materials will be received palletized and in compliance with SK receiving guidelines. In the event inbound freight is received floor loaded as such with inbound shipping containers, the charges above will apply. The cost to receive in palletized finished goods will be included in the order fulfillment charges in # 1 above. However, all shipments must comply with Suite-K receiving guidelines. Copy of the guidelines will be provided upon acceptance of this proposal.

7. Returns / Refurbish:	$ (***)

8. Assembly:	Quoted upon receipt of specifications

Suite-K will provide set assembly, rework, labeling, and kitting based on sample and specifications provided by the Client. Each job will be quoted based on requirements. Expeditious assemblies will be performed at applicable time and material billing rates.

9. Inventory:	Annual PI - (1)included Cycle counting - Cost TBD

Suite-K will perform (1) annual physical inventory of all Client owned inventory under the control of this agreement. The actual date(s) of the PI will be selected by the Client with Suite-K making its best effort to accommodate. The inventory will be conducted during normal business hours. In terms of inventory accuracy, Suite-K guarantees the Client inventory accuracy of 99% of booked inventory at landed cost. The 1% allowed shrinkage is to be calculated by applying 1% to the average of the month end inventory value for the months between the prior and current physical inventory.

Periodic cycle counts will be conducted for challenges on individual items. This service will be included, however, if a full cycle count program is requested, that service will be chargeable. Costs for that service will be negotiated.

9.1T Services, Systems, & Support:	$(***) / Month — 6 Months $(***)/ Month — Months 7 and Forward System user license(s) (***) annual renewal. (1) User License to be provided at no-charge Set-Up — (***) Hourly Labor Rates Apply

IT services, systems and support includes all necessary labor to provide customer access to software systems, along with daily, weekly, monthly and annual reporting. V PN software will be provided for access to Suite-K's IBS Enterprise system.

10. EDI Service & Support:	Partnership Set-up - $(***)each Document Set-up- $(***)per document Monthly Van / Mail Box / Testing Fees- N/C (transactions = # of records exchanged — PO(s). ASNs, etc.)

Set-up of EDI Partnerships will be handled at costs detailed above. Please note that there may be special equipment requirements for specific accounts such as Wal-Mart. (AS2 Connection), provided at additional costs. Also, any catalog costs I set-up fees, if utilized, will be additional costs.

11. Account Management Fee:	$(***)Monthly

The Suite-K customer service team will process all customer orders through the suite-K software system. They will provide the following services; order entry. EDI processing, order status, confirmation of ship-dates, order tracking and provide POD(s). This tee includes the generation or daily reporting of all shipment related activities. Quick, knowledgeable, and accurate transfer of information from sales to operations are handled effectively without delays especially when expediting critical timing of shipments and inbound receipts.

Note: Postage Mailing Fees are additional charges and will be invoiced based upon usage.

12. Traffic Routing / Charge Backs:	**

** Suite-K will handle all traffic routing and customer compliance based on Client supplied routing guides. New and unusual compliance requirements will be reviewed and potential implementation costs presented back to Client. Once established and accepted by Suite-K, failure of compliance resulting in shipping charge-backs will be the responsibility of Suite-K. Other than gross negligence, any “expedited / time critical" shipments will release Suite-K from all compliance liabilities. However, Suite-K will make all commercially reasonable attempts to cornply.

13. Payment Terms:	Net 45; (6) Months; Net 30; Months (7) & Forward

Payment terms are net 45 / 30 days. However, please note that Suite-K reserves the right to discontinue services in the event payment is not received within 60 / 45 days.

14. Insurance:	**

** Suite-K will be responsible for maintaining fire and hazard insurance, workman's compensation, and general liability. Suite-K will be responsible for maintaining risk property insurance covering the full value of their respective inventory. The Client shall also be responsible for maintaining at its own cost all risk property insurance covering the full value of any loss to its products and property located on or in the Suite-K Facilities.

15. Additional Services:

Suite-K Transportation — Suite-K maintains the opportunity to operate and deliver customer shipments. In addition, Suite-K can provide truckload pricing from current fulfillment provider to Suite-K.

Overtime Services — Suite-K DC operates on a Monday through Friday schedule with normal work hours o18:00 am to 4:30 PM. Additional work hours may be requested at applicable hourly differential rate. (***) Weekend work will require building opening costs billed at $(***) per hour with (4) hour minimums.

Material Purchases- Suite-K purchased materials for Order Fulfillment; shippers, coded carton sealing tape. CHEP pallets, & necessary packing materials for return goods rework is billable at cost plus (***) / Maximum of $(***) on any one purchase.

16. Agreement Terms; Annual Pricing Review:	,24' months with renewable 12 month extensions

Each extension period will be subject to review by both parties to verify all business and pricing model assumptions are current and applicable.

We I Ioard to a successful business partnership.

Sulk – K – Bruce Owsiak	ID Perfumes — Rudford Hamon
Date: 09/14/2012	Date: 09/--/2---

Sincerely.

Bruce Owsiak
Vice President
Suite-K; Value Added Services, LLC.
Corporate Office:
120 Herrod Blvd.
South Brunswick, NJ 08810
609.655.6890 Ext 205
609.655.6895 Fax
732.371,4720 Cell